Exhibit 10.2

AGREEMENT made the 26th day of June 2006 BETWEEN THE INDUSTRIAL DEVELOPMENT AGENCY (IRELAND) having its principal office at Wilton Park House, Wilton Place, Dublin 2 (“IDA”) of the first part, AMERICAN POWER CONVERSION  CORPORATION (APC) BV, having its registered office at Hoekenode 6, 1102 BR Amsterdam, the Netherlands (“the Company”) of the second part and AMERICAN POWER CONVERSION CORPORATION having its registered office at 132 Fairgrounds Road, West Kingston, Rhode Island 02892, USA (“the Promoters”) of the third part.

WHEREAS:

A.                                   Under the Agreement made the 16th day of February 1994 between IDA, the Company and the Promoters (“the Principal Agreement”) it was agreed (inter alia) to make grants available to the Company towards the establishment and carrying on of an industrial undertaking as more fully described therein (“the Undertaking”).

B.                                     The Company has been paid Grant of €10,139,194 in respect of 567 jobs and is in the process of restructuring the Undertaking, part of which will involve the reduction in employment to 150 jobs.

C.                                     The Contingent Grant Liability in respect of the Grant paid in the amount of €10,139,194 has been reduced to €7,173,620 due to the application of the provisions set out in Clause 6 of the Schedule to the Principal Agreement;

D.                                    The Company has a second location in Castlebar, Co. Mayo which will have 255 jobs after the restructuring noted in B above (“the Mayo Undertaking”).

E.                                      The Company has requested IDA to consent to the reduction in employment in the Undertaking.

NOW IT IS HEREBY WITNESSED that in consideration of the Company continuing to carry on the Undertaking in accordance with the terms of the Principal Agreement as amended herein IDA HEREBY CONSENTS to the request set forth in this Agreement SUBJECT ALWAYS to the following terms and conditions:-

1                  Clause 15 “Undertaking of Additional Liability” shall be amended to read as follows:

“If the Grant be revoked in accordance with Clause 20 hereof prior to the 31st day of December 2006, the Company and the Promoters undertake to pay to the IDA       the sum of €4,444,083 in addition to the sum to be repaid in accordance with Clause 20 hereof within 30 business days of the grant being revoked and such sum shall be recoverable from the Company and/or Promoters as a joint and several simple contract debt.”

2.               Clause 19 “Termination of Agreement” shall be amended to read as follows :-

(i)                                     The Company and Promoters liabilities in respect of the “Undertaking of Additional Liability” as set out in Clause 15 of the Principal Agreement shall forever terminate on the 31st day of December 2006;

(ii)                                  The contingent grant liability in respect of the Principal Agreement in the amount of €7,173,620 shall be reduced by 15% on the first anniversary of this Agreement and by a further 15% on the second anniversary of this Agreement and the balance of contingent grant liability of €5,021,534 shall expire on the 31st day of December 2012.

3.               Clause 5 “Achievement of Projected Performance” shall be amended as follows:-

On or after the 31st day of December 2006 and annually thereafter for the duration of the Principal Agreement as amended herein the Company and IDA shall periodically, but no more than once per year, review the development of the Undertaking to that date with particular reference to the maintenance of jobs in the Undertaking and the Mayo Undertaking (“the Combined Undertaking”) and should total jobs in the Combined Undertaking reduce below 405 the Company and/or the Promoters shall repay, to IDA, within 21 days of receipt of a written  demand, €17,872 for each job which is lost below 405 and such sums shall be deducted from the outstanding grant liabilities.  Should jobs in the Combined Undertaking reduce below 305 the Company and/or the Promoters shall repay to IDA, within 21 days of such demand, the balance of the grant liabilities outstanding at that time.

For the purposes of this paragraph “jobs” shall mean full-time permanent jobs existing in the Combined Undertaking at the relevant date.

4.               That IDA at any time during the term of the Principal Agreement may revoke the outstanding grant liability at that time if there be any material breach of the terms of the Principal Agreement or of this agreement for which a cure is not implemented within thirty (30) days after receipt of a written notice from IDA.  If the outstanding grant liability be revoked the Company and/or the Promoters shall repay to IDA on demand all outstanding grant liabilities that remain outstanding at that time and in default of such repayment such sums shall be recoverable by IDA from the Company and/or the Promoters as a joint and several simple contract debt in any court of competent jurisdiction.

5.               That the terms and conditions of the Principal Agreement save in so far as same are altered or amended by the terms hereof shall remain in full force and effect.

IN WITNESS WHEREOF of the parties hereto have caused their respective Seals to be affixed hereto the day and year first herein written.

PRESENT when the Seal of the

INDUSTRIAL DEVELOPMENT AGENCY (IRELAND)

was affixed hereto:-

/s/ Martin Burbridge
AUTHORISED OFFICER

/s/ Miriam Johnston
AUTHORISED OFFICER

PRESENT when the Seal of

AMERICAN POWER CONVERSION CORPORATION (APC) BV

was affixed hereto:-

Michael J. Ricci
DIRECTOR

PRESENT when the Seal of

AMERICAN POWER CONVERSION CORPORATION

was affixed hereto:-

Edward W. Machala,
Senior Vice President & COO
AUTHORISED OFFICER